Exhibit 99.1

Ideal Power Enters into Early Warrant Exercise Transaction

AUSTIN, TX — August 3, 2020 — On July 31, 2020, Ideal Power Inc. (Nasdaq: IPWR) (the “Company” or “Ideal Power”) entered into an early warrant exercise transaction with certain of the Company’s Series A warrant holders through a letter agreement between the Company and such Series A warrant holders, pursuant to which the Company will raise approximately $2.7 million in gross proceeds. A portion of the proceeds from the transaction will be utilized to fund commercialization and development of the Company’s patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. As an incentive for the Series A warrant holders to exercise their Series A warrants early, the holders will be issued new Series C warrants to purchase up to an aggregate of 705,688 shares of the Company’s common stock, at an exercise price of $8.90 per share, through a private placement.

Craig-Hallum Capital Group is acting as the exclusive placement agent for this transaction. The Series C warrants (and shares of common stock underlying the Series C warrants) to be issued in this transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The issuance of the Series C warrants is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. Ideal Power has agreed to file a registration statement with the SEC covering the resale of the shares of common stock underlying the Replacement Warrants.

This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, the securities described herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

About Ideal Power Inc.

Ideal Power (Nasdaq: IPWR) is pioneering the development of its broadly patented bi-directional power switches, creating highly efficient and ecofriendly energy control solutions for industrial, alternative energy, military and automotive applications. The Company is focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including the success of our government-funded technology demonstration project, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN™ technology, our ability to secure additional financing on commercially reasonable terms or at all, especially in light of the market volatility and uncertainty as a result of the COVID-19 outbreak, and uncertainties set forth in our quarterly, annual and other reports filed with the SEC. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:

LHA Investor Relations
Carolyn Capaccio, CFA / Keith Fetter
T: 212-838-3777
IdealPowerIR@lhai.com